Exhibit 23.4

Consent of Independent Auditors

The Members:

Station Venture Holdings, LLC:

We consent to the incorporation by reference in the registration statements (No 333-181776, No. 333-139136, 333-87920, 333-126607, 333-126608, and 333-166881) on Form S-8 and (No. 333-167326) on Form S-3 of LIN TV Corp. of our report dated March 15, 2011, with respect to the statements of operations, members’ equity and deficit, and cash flows of Station Venture Holdings, LLC for the year ended December 31, 2010, which report appears in the December 31, 2012 annual report on Form 10-K of LIN TV Corp. and LIN Television Corporation.

We consent to the incorporation by reference in the registration statements (No 333-181776, No. 333-139136, 333-87920, 333-126607, 333-126608, and 333-166881) on Form S-8 and (No. 333-167326) on Form S-3 of LIN TV Corp. of our report dated March 15, 2011, with respect to the statements of operations, partners’ capital, and cash flows of Station Venture Operations, LP for the year ended December 31, 2010, which report appears in the December 31, 2012 annual report on Form 10-K of LIN TV Corp. and LIN Television Corporation.

/s/ KPMG LLP

New York, New York

March 15, 2013